Exhibit 3

BY-LAWS
of
ALLIED MOTION TECHNOLOGIES INC.

(Adopted October 31, 2019)

ARTICLE I
OFFICES AND RECORDS

Section 1.01                            Principal and Other Offices. The principal office of Allied Motion Technologies Inc. (the “Corporation”) may be located within or outside the State of Colorado as set forth in the Corporation’s most current periodic report filed with the Colorado Secretary of State, provided that the Board of Directors of the Corporation (the “Board of Directors”) may at any time change the location of the principal office by making the appropriate filing with the Colorado Secretary of State. The Corporation may have other offices, both within and outside the State of Colorado, as the Board of Directors may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.02                            Registered Agent. The registered agent’s name and address of the Corporation shall be as set forth in the Corporation’s most current periodic report filed with the Colorado Secretary of State. The Board of Directors may at any time change the registered agent and office by making the appropriate filing with the Colorado Secretary of State.

Section 1.03                            Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into readable form within a reasonable time. The Corporation shall so convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
MEETINGS OF THE SHAREHOLDERS

Section 2.01                            Place of Meetings. All meetings of the shareholders shall be held either at the principal office of the Corporation or at any other place, either within or without the State of Colorado, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02                            Meetings by Telecommunication. To the extent provided by resolution of the Board of Directors or in the notice of the meeting, any or all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 2.03                            Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these by-laws shall be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.04                            Special Meetings.

(a)                                 Purpose. Special meetings of shareholders for any purpose or purposes shall be called only:

(i)                                     by the Chairman of the Board, the Chief Executive Officer or the President;

(ii)                                  by the Board of Directors; or

(iii)                               by the Secretary (as defined in Section 4.01), following receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 2.04 from shareholders of record who own, in the aggregate, at least ten percent (10%) of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting. If not otherwise fixed under Section 2.13 of these by-laws or by court order, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the demand or other writing calling for a special meeting.

(b)                                 Notice. A request to the Secretary shall be delivered to him or her at the Corporation’s principal executive offices and signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting and shall set forth:

(i)                                     a brief description of each matter of business desired to be brought before the special meeting;

(ii)                                  the reasons for conducting such business at the special meeting;

(iii)                               the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment); and

(iv)                              the information required in Section 2.14(b) of these by-laws (for shareholder nomination demands) or Section 2.14(c) of these by-laws (for all other shareholder proposal demands), as applicable.

(c)                                  Business. Business transacted at a special meeting requested by shareholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any special meeting requested by shareholders.

(d)                                 Time and Date. A special meeting requested by shareholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if:

(i)                                     the Board of Directors has called or calls for an annual or special meeting of the shareholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii)                                  the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law;

(iii)                               an identical or substantially similar item (a “Similar Item”) was presented at any meeting of shareholders held within 120 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.04(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv)                              the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e)                                  Revocation. A shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked requests from shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

Section 2.05                            Adjournments. Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 120 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.06                            Notice of Meetings. Written or printed notice of any annual or special meeting of shareholders shall be given to any shareholder entitled to notice not less than ten (10) days nor more than sixty (60) days before the date of the meeting, except that if the number of authorized shares is to be increased, at least thirty (30) days’ notice must be given. In addition to any other information required by the Colorado Business Corporation Act (the “BCA”), such notice shall state:

(a)                                 the time and date of the meeting;

(b)                                 the place of the meeting, if any;

(c)                                  the means of any telecommunication authorized by the Board of Directors by which shareholders may be considered present and may vote at the meeting;

(d)                                 if not made available at the corporation’s principal office, the place where the shareholders’ list for meeting prepared under Section 2.07 of these by-laws is available for inspection by shareholders; and

(e)                                  the purpose or purposes for which the meeting is called if (i) the meeting is a special meeting or (ii) notice of the meeting’s purpose is required by the BCA.

Except as otherwise provided herein or permitted by applicable law, notice to shareholders shall be in writing and delivered personally or mailed to the shareholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to shareholders, notice of meetings may be given to shareholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.07                            List of Shareholders. Before each shareholders’ meeting, the Secretary or other officer or agent having charge of the stock transfer records for shares of the Corporation shall prepare a complete record of the shareholders entitled to be given notice of the meeting. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of, and the number of shares of each such class and series that are held by, each shareholder.

The list shall be available for inspection by any shareholder beginning the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after the notice of the meeting is given and continuing through the meeting, and any adjournment of the meeting during regular corporate hours at the principal office of the Corporation or a place in the city in which the meeting will be held as identified in the meeting notice. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire meeting, and any adjournment thereafter.

If any shareholders are participating in the meeting by means of telecommunication, the list shall be open to examination by the shareholders for the duration of the meeting on a reasonably accessible secure electronic network, and the instructions required to access the list shall be provided to shareholders with the notice of the meeting.

Section 2.08                            Quorum. At each meeting of shareholders for the transaction of any business, a quorum must be present to organize such meeting. A quorum shall be present for action on any matter at a shareholder meeting if a majority of the votes entitled to be cast on the matter by a voting group are represented in person, by the use of telecommunication or by proxy.

Unless otherwise required by law, the Articles of Incorporation or these by-laws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct any business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. In no event shall quorum consist of less than one-third (1/3) of the votes entitled to be cast on the matter by a voting group.

The shareholders represented in person, by the use of telecommunication or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which the requisite amount of voting shares shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.09                            Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the shareholders as it shall deem appropriate. At every meeting of the shareholders, the Chief Executive Officer, or in his or her absence or inability to act, the officer or director whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

(a)                                 the establishment of an agenda or order of business for the meeting;

(b)                                 the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c)                                  rules and procedures for maintaining order at the meeting and the safety of those present;

(d)                                 limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e)                                  restrictions on entry to the meeting after the time fixed for the commencement thereof; and

(f)                                   limitations on the time allotted to questions or comments by participants.

Section 2.10                            Voting of Shares.

(a)                                 Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series.

(b)                                 If a quorum of a voting group exists, favorable action on a matter, other than the election of directors, will be approved by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of votes is required by law or a greater number of votes is required by the Articles of Incorporation, these by-laws, or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups.

(c)                                  Directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; provided, however, that, if as of the date that is ten days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (“SEC”) with respect to a shareholder meeting the number of nominees for election as a director is greater than the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of shareholders held to elect directors and entitled to vote on such election of directors. In the election of directors, each outstanding share, regardless of class, is entitled to one vote for as many persons as there are directors to be elected at that time and for whose election the shareholder has a right to vote, unless the Articles of Incorporation provide otherwise. For purposes of this Section 2.10(c), a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election. Broker non-votes and abstentions will not be considered votes cast at the shareholder meeting and will be excluded in determining the number of votes cast at the shareholder meeting.

Section 2.11                            Voting By Proxy or Nominee. A shareholder may vote either in person or by proxy or proxies appointed in writing signed by the shareholder or his or her attorney-in-fact. An appointment form sufficient to appoint a proxy includes any transmission that creates a record capable of authentication, including, but not limited to, a telegram, teletype, electronic mail, or other electronic transmission, providing a written statement for the appointment of the proxy, from which it can be determined that the shareholder transmitted or authorized the transmission for the appointment. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized by the Corporation to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. An irrevocable proxy is revoked when the interest with which it is coupled is extinguished, but such revocation does not affect the right of the Corporation to accept the proxy’s authority unless the Secretary (or other officer or agent authorized by the Corporation to tabulate votes), before the proxy exercises the proxy’s authority under the appointment, received notice (a) that the appointment was coupled with that interest and that the interest is extinguished, or (b) of the revocation of the appointment.

A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person’s name. However, subject to Section 6.05 of these by-laws, the Corporation may (a) request that the person provide evidence of this capacity acceptable to the Corporation or (b) establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as the shareholder.

Section 2.12                            Inspectors at Meetings of Shareholders. In advance of any meeting of the shareholders, the Board of Directors shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a)                                 ascertain the number of shares outstanding and the voting power of each;

(b)                                 determine the shares represented at the meeting and the validity of proxies and ballots;

(c)                                  count all votes and ballots;

(d)                                 determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e)                                  certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 2.13                            Record Date for Shareholder Action. For the purpose of determining shareholders entitled to notice of or to vote at any regular or special meeting of shareholders or any adjournment thereof, the record date shall be:

(a)                                 the date specified by the Board of Directors in the notice of the meeting;

(b)                                 the close of business on the day before the notice of the meeting is mailed to shareholders, if no date is specified by the Board of Directors; or

(c)                                  the date set by the law applying to the type of action to be taken for which a record date must be set, if no notice of meeting is mailed to shareholders.

Any record date fixed hereunder may not be more than seventy (70) days before the meeting or action requiring a determination of the shareholders.

In the case of action by written consent of the shareholders without a meeting, the record date shall be the date that the Corporation first receives a writing upon which action is taken.

A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date that is more than one hundred and twenty (120) days after the date fixed for the original meeting.

Section 2.14                            Advance Notice of Shareholder Nominations and Proposals.

(a)                                 Annual Meetings. At a meeting of the shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, nominations or such other business must be:

(i)                                     specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii)                                  otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii)                               otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.14.

In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for shareholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder pursuant to Section 2.14(a)(iii), the shareholder or shareholders of record intending to propose the business (the “Proposing Shareholder”) must have given timely notice thereof pursuant to this Section 2.14(a), in writing to the Secretary even if such matter is already the subject of any notice to the shareholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Shareholder’s notice for an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of shareholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of: (1) the 60th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). For the purposes of this Section 2.14, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(b)                                 Shareholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.14(a)(iii) or Section 2.14(d), a Proposing Shareholder’s notice to the Secretary shall set forth or include:

(i)                                     the name, age, business address, and residence address of each nominee proposed in such notice;

(ii)                                  the principal occupation or employment of each such nominee;

(iii)                               the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any);

(iv)                              such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v)                                 a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:

(A)                               consents to being named in the Company’s proxy statement as a nominee and to serving as a director if elected,

(B)                               intends to serve as a director for the full term for which such person is standing for election, and

(C)                               makes the following representations: (1) that the director nominee has read and agrees to adhere to the Corporation’s Corporate Governance Principles, Code of Ethics and Business Conduct, Conflict of Interest Policy and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading, and (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(vi)                              as to the Proposing Shareholder:

(A)                               the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(B)                               the class and number of shares of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, and a representation that the Proposing Shareholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting,

(C)                               a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(D)                               a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(E)                                a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

(F)                                 a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(c)                                  Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder’s notice to the Secretary shall set forth as to each matter the Proposing Shareholder proposes to bring before the annual meeting:

(i)                                     a brief description of the business desired to be brought before the annual meeting;

(ii)                                  the reasons for conducting such business at the annual meeting;

(iii)                               the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these by-laws, the language of the proposed amendment);

(iv)                              any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(v)                                 any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)                              a description of all agreements, arrangements, or understandings between or among such shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such shareholder, beneficial owner, or their affiliates or associates; and

(vii)                           the information required by Section 2.14(b)(vi) above.

(d)                                 Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i)                                     by or at the direction of the Board of Directors or any committee thereof; or

(ii)                                  provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.14(d) is delivered to the Secretary, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.14.

In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such shareholder delivers a shareholder’s notice that complies with the requirements of Section 2.14(b) to the Secretary at its principal executive offices not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of: (x) the 60th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e)                                  Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.14.  If any proposed nomination or other business was not made or proposed in compliance with this Section 2.14, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these by-laws to the contrary, unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.14 does not provide the information required under this Section 2.14 to the Corporation, including the updated information required by Section 2.14(b)(vi)(B), Section 2.14(b)(vi)(C), and Section 2.14(b)(vi)(D) within five business days after the record date for such meeting or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(f)                                   Rule 14a-8. This Section 2.14 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Section 2.15                            Action by Shareholders Without a Meeting. Except as prohibited by the BCA or the Articles of Incorporation, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting upon the written consent of all of the shareholders entitled to vote on such action. Shareholders may send written consent to the corporation by electronic means (for example, facsimile or email) so long as the corporation receives a complete copy, including signature. The consents shall be filed with the Secretary of the Corporation for inclusion with the records of meetings of the Corporation.

ARTICLE III
DIRECTORS

Section 3.01                            Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except for such powers expressly conferred upon or reserved to the shareholders, and subject to any limitations set forth by law, by the Articles of Incorporation or by these by-laws.  Directors need not be residents of the State of Colorado or shareholders of the Corporation.

Section 3.02                            Number of Directors. The number of directors shall be at least three and not more than nine, provided that the minimum or maximum number or both may be increased or decreased from time to time by an amendment to these by-laws. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed, within such range, by a majority of the entire Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.03                            Term of Office.  At each annual meeting of shareholders, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting, the director’s successor has been selected and qualified, or the director’s earlier death, resignation or removal. The term of a director elected by the board of directors to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

Section 3.04                            Newly Created Directorships and Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors or due to the death, resignation, disqualification or removal of a director or otherwise, may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the affirmative vote of a majority of the remaining directors then in office, even though there is less than a quorum.  A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

Section 3.05                            Resignation. A director may resign at any time by giving notice in writing or by electronic transmission to the Corporation. A resignation is effective when the notice is received by the Corporation unless the notice specifies a future date. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled in accordance with Section 3.04 of these by-laws before the effective date, but the successor shall not take office until the effective date.

Section 3.06                            Removal. Any or all of the directors may be removed at any time, with or without cause, only if the number of votes cast in favor of removal exceeds the number of votes cast against removal by a vote of the holders of the shares then entitled to vote at an election of the director or directors, at any meeting of shareholders called expressly for that purpose. The meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director(s).

Section 3.07                            Fees and Expenses. Directors shall receive such fees for their services on the Board of Directors and any committee thereof and such reimbursement of their expenses as may be fixed or determined by the Board of Directors or an authorized committee thereof.  A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Section 3.08                            Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors.

Section 3.09                            Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chair of the Board, the lead independent director of the Board of Directors, or the Chief Executive Officer on at least 48 hours’ notice to each director given by one of the means specified in Section 3.12 hereof other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chair of the Board or the Secretary in like manner and on like notice on the written request of any two or more directors. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.10                            Meetings by Telecommunication. The Board of Directors may permit any or all directors to participate in all or any part of a meeting by means of telecommunication or any means of communication by which all directors participating in the meeting are able to hear each other during the meeting. Participation by a director in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

Section 3.11                            Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

Section 3.12                            Notices. Subject to Section 3.09 and Section 3.13 hereof, whenever notice is required to be given to any director by applicable law, the Articles of Incorporation, or these by-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail, or by other means of electronic transmission.

Section 3.13                            Waiver of Notice. Any director entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. A director’s attendance at any meeting shall constitute a waiver of notice of the meeting, except when the director objects:

(a)                                 at the beginning of the meeting (or promptly on late arrival) to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or

(b)                                 to transacting business with respect to the purpose for which special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

An electronic or other transmission capable of authentication that appears to have been sent by a person described in this section and that contains a waiver by that person is a writing for the purposes of this section.

Section 3.14                            Organization. At each regular or special meeting of the Board of Directors, the Chair of the Board or, in his or her absence, the lead independent director or, in his or her absence, another director selected by the Board of Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an assistant secretary of the Corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries of the Corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.15                            Quorum of Directors. Except as otherwise provided by these by-laws, the Articles of Incorporation, or required by applicable law, the presence of a majority of the total number of directors on the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.16                            Action by Majority Vote. Except as otherwise provided by these by-laws, the Articles of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.17                            Action Without Meeting. Unless otherwise provided in these by-laws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the directors in office, or all of the committee members then appointed, consent to such action in writing. The written consents must be filed with the Secretary, included in the minutes of the proceedings of the Board of Directors, and kept as part of the Corporation’s permanent records.

Section 3.18                            Chair of the Board. The Board of Directors shall annually elect one of its members to be its chair (the “Chair of the Board”) and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these by-laws, the Chair of the Board shall preside at all meetings of the Board of Directors. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board of Directors.

Section 3.19                            Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority, may designate one or more directors to constitute one or more committees, to exercise the authority of the Board of Directors to the extent provided in the resolution establishing the committee and permitted by law. A committee of the Board of Directors does not have the authority to:

(a)                                 authorize distributions;

(b)                                 approve or propose to shareholders any action that the BCA requires to be approved by shareholders;

(c)                                  fill vacancies on the Board of Directors or on any of its committees;

(d)                                 amend the Articles of Incorporation;

(e)                                  adopt, amend, or repeal bylaws;

(f)                                   approve a plan of conversion or merger not requiring shareholder approval;

(g)                                  authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

(h)                                 authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors authorizes a committee or an officer to do so within specifically prescribed limits.

The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this ARTICLE III.

ARTICLE IV
OFFICERS

Section 4.01                            Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall include a chief executive officer (the “Chief Executive Officer”), a president (the “President”), a chief financial officer (the “Chief Financial Officer”), a treasurer (the “Treasurer”), and a secretary (the “Secretary”). The Board of Directors, in its discretion, may also elect one or more vice presidents, assistant treasurers, assistant secretaries, and other officers in accordance with these by-laws. Any two or more offices may be held by the same person.

Section 4.02                            Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal.

Section 4.03                            Removal and Resignation. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. Any officer or assistant officer appointed by an authorized officer may be removed at any time with or without cause by any officer with authority to appoint such officer or assistant officer. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 4.04                            Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these by-laws and the control of the Board of Directors, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

Section 4.05                            President. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Chief Executive Officer or that are incident to the office of president.

Section 4.06                            Vice Presidents. Each vice president of the Corporation, in order of rank as designated by the Board of Directors, shall have such powers and perform such duties as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer, or the President, or that are incident to the office of vice president.

Section 4.07                            Secretary. The Secretary shall attend all meetings of the Board of Directors and shareholders, shall record all votes and the minutes of all proceedings, and shall perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same. In the absence of the Secretary, the minutes of all meetings of the Board of Directors and shareholders shall be recorded by the person designated by the Chief Executive Officer or by the Board of Directors.

Section 4.08                            Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chair of the Board, or the Chief Executive Officer.

Section 4.09                            Treasurer. The treasurer of the Corporation shall have the custody of the Corporation’s funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the President and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 4.10                            Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers or assistant officers and to prescribe their respective duties and powers.

Section 4.11                            Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V
INDEMNIFICATION

Section 5.01                            Indemnification.

(a)                                 The Corporation shall indemnify and advance expenses to each of its directors to the maximum extent now or hereafter permitted by the BCA or any successor law.

(b)                                 The Corporation shall indemnify and advance expenses to each of its officers to the same extent as a director and may indemnify and advance expenses to any officer who is not a director to such greater extent now or hereafter permitted by the BCA as the Corporation may determine by general or specific action of the board of directors, by contract or otherwise.

(c)                                  The Corporation may, in its discretion, but shall not be obligated to, indemnify and advance expenses to any employee, fiduciary or agent of the Corporation who is not a director to such extent now or hereafter permitted by the BCA as the Corporation may determine by general or specific action of the board of directors, by contract or otherwise.

(d)                                 The Corporation may enter into contracts with any of its directors, officers, employees, fiduciaries or agents providing for the indemnification or advancement of expenses to such person to an extent not inconsistent with the BCA.

(e)                                  For purposes of this ARTICLE V, references to directors, officers, employees, fiduciaries and agents or the Corporation shall be deemed to include former directors, officers, employees, fiduciaries and agents and directors, officers, employees, fiduciaries and agents of any corporation or other entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

Section 5.02                            Insurance. By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such scope and amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation against any liability asserted against, or incurred by, such person in that capacity or arising out of such status, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of ARTICLE V or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

Section 5.03                            Notice to Shareholders. If the Corporation indemnifies or advances expenses to a director under ARTICLE V in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders’ meeting.  If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Section 5.04                            Amendment or Repeal. No amendment to or repeal of this ARTICLE V shall adversely affect the rights of any person in respect of acts or omissions occurring prior to the effective date of the amendment or repeal, whether or not a proceeding has been initiated at the time of such amendment or repeal.

ARTICLE VI
SHARE CERTIFICATES AND THEIR TRANSFER

Section 6.01                            Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in such form and shall contain such information consistent with law as shall be prescribed by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by one or more authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 6.02                            Shares without Certificates. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the BCA. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 6.03                            Transfers of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully made in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom the shares were transferred.

Section 6.04                            Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.05                            Registered Shareholders. Subject to Section 2.11 of these by-laws, the Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of Colorado, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.06                            Lost, Stolen, or Destroyed Certificates. The Board of Directors or the Secretary may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VII
DISTRIBUTIONS

Section 7.01                            Declaration. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by the Articles of Incorporation, and the BCA.

Section 7.02                            Record Date for Dividends and Distributions. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the dividend or distribution, set a date no more than seventy (70) days prior to the date of the dividend or distribution. If no record date is fixed for the determination of shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the record date shall be the date on which the resolution of the Board of Directors declaring the distribution or share dividend is adopted.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.01                            Seal. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

Section 8.02                            Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.03                            Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 8.04                            Conflict with Applicable Law or Articles of Incorporation. These by-laws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these by-laws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

ARTICLE IX
AMENDMENTS

Section 9.01                            Amendment by Shareholders. The shareholders shall have the power to adopt, amend, repeal, or otherwise alter these by-laws.

Section 9.02                            Amendment by Board of Directors. The Board of Directors may also make, amend, or repeal, subject to any provision of the BCA, the Articles of Incorporation, or a bylaw adopted by the shareholders that reserves the power exclusively to the shareholders or otherwise restricts the authority of the Board of Directors.